Exhibit r.3

CODE OF ETHICS

FOR

POPULAR ASSET MANAGEMENT LLC

November 2021

I. INTRODUCTION	4
A. General Fiduciary Principles		4

B. Purpose		6

II. FIDUCIARY DUTIES	6
A. Confidentiality		7

B. Gifts, Entertainment, and Political Contributions		7

C. Undue Influence		9

D. Corporate Opportunities		9

E. Service as a Director		9

F. Outside Business Activities		10

III. PERSONAL SECURITIES TRANSACTIONS	10
A. Disclosure of Personal Holdings		11

B. Maintenance of Accounts at Banco Popular or Popular Securities		11

C. Trade Preauthorization Requirements		11

D. Pre-authorization Requests		13

E. Prohibited Transactions		14

F. Insider Trading		17

G. Reporting Requirements		17

H. Additional Prohibitions		18

IV. RECORDKEEPING REQUIREMENTS	19
A. Review and Availability		19

B. Record Retention		19

C. IPO Records		20

V. ENFORCEMENT OF THE CODE	20
A. Annual Reports		20

B. Applicability		21

C. Consultants or Temporary Employees		21

D. Remedies		21

E. Review		22

F. Acknowledgement of Receipt of Code of Ethics		22

G. Compliance Certification		22

H. Personal Securities Holdings		22

I. Inquiries Regarding the Code		23

J. Exceptions to the Code	23

K. Amendment to the Code	23

L. Confidentiality	23

M. Reports are not Admissions	23

Appendices

List of Funds	[1 – 1]

Definitions	[2 – 1] / [2 – 4]

Contact Persons Position	[3 – 1]

Popular Asset Management Personal Securities Holdings	[4 – 1]

Popular Asset Management Trade Authorization Request	[5 – 1] / [5 – 2]

Acknowledgement of Receipt of Code of Ethics	[6 – 1]

Annual Certification of Compliance with the Code of Ethics	[7 – 1]

Gift/Entertainment Approval Form	[8 – 1]

Political Contribution Approval Form	[9 – 1]

Investment Advisor Outside Business Activity Approval	[10 – 1]

I. INTRODUCTION

Popular Asset Management LLC (the “Adviser” or “PAM”) as registered investment adviser with the Securities and Exchange Commission (SEC) and adviser or co-adviser to the open-end mutual funds Popular Family of Funds (“Popular Funds”), closed-end mutual funds Puerto Rico Residents Tax Free Family of Funds (the PRRTFF Funds and Popular Funds are collectively referred to as the “Funds”)(See Appendix 1), institutional separately managed accounts (SMA), and consulting services; has adopted this Code of Ethics (the “Code”) in compliance with the provisions 17 CFR §275.204A-1 of the Investment Advisers Act of 1940 and 17 CFR §270.17j-1 of the Investment Company Act (the “Regulations.”)

This Code is reasonably designed to detect and prevent conflicts of interest between investors of the Funds, PAM advisory clients, and employees and/or officers of Popular Asset Management, LLC, Popular, Inc., Banco Popular de Puerto Rico (“Banco Popular”), or any of their subsidiaries (collectively, “Popular”) that are considered access persons of PAM. Popular has also established, among other things, separate procedures designed to detect and prevent insider trading (“Insider Trading Policy”) which should be read together with this Code. Every officer or employee of Popular, or any of its affiliates (collectively, “Popular Affiliates”) shall remain subject to any codes of conduct or similar procedures of the organization. If any provision of this Code conflicts with any other Popular policy or procedure, the most restrictive provisions shall apply. Therefore, it is your responsibility to adhere to the principles and procedures outlined in this document, as well as all the policies and procedures applicable to the Funds and PAM.

All Covered Persons are expected to read this Code carefully and adhere to it at all times. Furthermore, all Covered Persons have an obligation to provide notice to the designated Chief Compliance Officer (the “CCO”) of PAM, on a timely basis, of any change to their duties, responsibilities or title which affects their reporting status under this Code. (See Appendix 2 for all defined terms.)

Any questions about this Code should be discussed with the designated CCO as promptly as possible to ensure compliance with the Code at all times.

A. General Fiduciary Principles.

Pursuant to Section 204A-1 of the Advisers Act and 17j-1 of the Investment Company Act, this Code is based on the principle that you, as Covered Person of the Funds or as an officer and employee of Popular having duties or responsibilities with respect to the management, administration and operations of the Funds or advisory duties with respect to PAM’s advisory clients, owe a fiduciary duty to both the shareholders of the Funds and PAM’s advisory clients. Accordingly, you must avoid activities, interests, and relationships that might interfere or appear to interfere with making decisions in the best interests of the shareholders of the Funds.

At all times, you must:

1.	Comply with all applicable Federal Securities Laws and Regulations. All Persons subject to the Code must comply with all applicable federal and local securities laws, rules, and regulations.

2.

Place the interests of the Funds’ Shareholders and PAM’s advisory clients first. As a fiduciary, you must scrupulously avoid serving your own personal interests ahead of the interest of the Funds and their shareholders as well as PAM’s advisory clients. You may not cause the Funds or PAM to take action, or not to take action, for your personal benefit rather than the benefit of the Funds and their shareholders or PAM’s advisory clients. For example, you would violate this Code by causing a Fund or advisory client to purchase a Security you owned for the purpose of increasing the price of that Security. You will also violate this Code if you invest in a Security that may be appropriate for the Funds or an advisory client without first considering that investment for the Funds or that advisory client.

3.

Avoid taking inappropriate advantage of your position. You must not take advantage of your position of trust and responsibility at the Funds and/or PAM. The receipt of investment opportunities, perquisites, or gifts[1] from persons seeking business with the Funds and/or PAM could call into question the exercise of your independent judgment. You may not, for example, use the knowledge of a Fund’s portfolio transactions or PAM advisory client transactions to profit from the market effect of those transactions.

4.

Conduct all personal Securities Transactions in full compliance with this Code, including all preauthorization (when applicable) and reporting requirements. While PAM encourages you and your families to develop personal investment programs, you must not take any action that could cause even the appearance that an unfair or improper action has been taken. It is your personal responsibility to ensure that your personal Securities Transactions are not connected with or related to the improper conduct described above. The Funds and PAM have adopted policies and procedures to help you make that determination. However, the Funds and PAM place primary responsibility for this determination on you. Therefore, you must be certain that your personal investing does not violate the Code before you place a personal investment transaction or, when applicable, you submit a proposed personal investment transaction for review and approval as required by the Code or other personal investing policy of Popular. Accordingly, you must follow the policies set forth below with respect to trading in any Account, wherever held. Doubtful situations should be resolved in favor of PAM’s advisory client, as applicable.

Any questions, approvals or other administrative issues concerning this Code should be addressed to PAM’s CCO (see Appendix 3). Technical compliance with the Code’s procedures will not automatically insulate any trades that indicate an abuse of your fiduciary duties from scrutiny. Every Covered Person of the Funds or any officer or employee of Popular Asset Management shall remain subject to any codes of

[1]	Please refer to Section II.B for more information regarding gifts.

conduct or similar procedures of that organization. You should note, however, that to the extent the provisions of this Code are more restrictive, they shall apply.

B. Purpose.

The purpose of this Code is to provide guidelines and procedures, consistent with the Regulations, reflecting that it is unlawful for any Covered Person of any of the Funds or PAM, in connection with the purchase or sale, directly or indirectly, by such person of a Security held or to be acquired, by such Funds or PAM advisory clients:

1.	To employ any device, scheme, or artifice to defraud such Funds or advisory clients.

2.

To make to such Funds or advisory clients (or prospective clients) any untrue statement of a material fact or omit to state to such Funds or advisory clients a material fact necessary in order for the statements made, in light of the circumstances under which they are made, not misleading;

3.	To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any such Funds or advisory clients or prospective clients;

4.	To engage in any manipulative practice with respect to the Funds or advisory clients; or

5.	To take inappropriate advantage of your position.

Although certain provisions of this Code apply only to Access Persons, all Covered Persons are subject to the prohibitions of the Regulations against fraudulent, deceptive and manipulative practices and to the general fiduciary principles as set forth in this Code.

II. FIDUCIARY DUTIES

Every Covered Person should appreciate the need to behave in an ethical manner with respect to the Funds and all advisory clients. In particular, all Covered Persons who are involved in any way with the activities of a Fund or advisory client should be wary of any potential conflicts between their duty of loyalty to a Fund or advisory client and their own financial interests, particularly with respect to their own securities trading activities. Covered Persons should take care to preserve the confidentiality of the Funds’ and PAM’s business affairs. Covered Persons who are not “Access Persons” but who become aware of proposed the Funds’ Securities Transactions or PAM’s advisory transactions should not engage in transactions in those same Securities without the permission of the designated CCO, who acts as the Code Administrator.

A. Confidentiality.

Covered Persons must keep confidential at all times any non-public information that they may obtain in the course of their employment or functions at the Funds or PAM. Also, you may not reveal any information related to the investment intentions, activities or portfolio of the Funds/advisory clients, or Securities that are being considered for purchase or sale, except those persons at the Funds or PAM whose responsibilities require the need to know that information in order to carry out their duties and subject to the Funds and PAM policies governing privacy and safeguards of confidential information.

B. Gifts, Entertainment, and Political Contributions.

Accepting Gifts/Entertainment. On occasion, because of your position with the Funds or PAM, you may be offered, or may receive, gifts from clients, brokers, vendors, or other persons not affiliated with the Funds or PAM. Extraordinary or extravagant gifts are not permissible and must be declined or returned. Gifts of a nominal value (i.e., gifts whose reasonable value is no more than one hundred fifty dollars ($150.00) per calendar year from a single giver per individual) may be accepted. Entertainment of nominal value (i.e., entertainment which value is no more than one hundred fifty dollars ($150.00)) per calendar year from a single giver per individual) may also be accepted. Promotional items (e.g., pens, mugs, T-Shirts, key chains, calendars). These items will not count towards the annual one-hundred-fifty-dollar ($150.00) limit from a single giver. Anything of value receipt or given above the $150 limit requires written preapproval from the CCO.

Generally, you may only accept gifts if:

i.	The gift is tangible (meaning non-cash or a cash equivalent); and

ii.	The gift is not pre-conditioned to an action on your part.

iii.	The gift is of an appropriate nature.

You may also accept customary business lunches, dinners, and entertainment at which both you and the giver are present (e.g., sporting events). Meals and Entertainment should only be considered business entertainment if given in connection with a legitimate business meeting. All other forms of entertainment must be sent to the CCO by completing the Gift/Entertainment Approval form (Appendix 8) in its entirety for preapproval.

You are not permitted to accept any gifts from an outside vendor who currently is doing business with the Funds or PAM in its capacity as service provider of the Funds or who is seeking future business with the Funds or PAM, in such capacity, unless you have obtained the prior approval of the designated CCO.

Travel and accommodation costs given or received are prohibited, unless is part of a normal business activity permitted by the SEC. If you receive any gift that might be prohibited under this Code, you must inform the designated CCO.

Solicitation of Gifts. All solicitation of gifts or gratuities is unprofessional and is strictly prohibited.

Giving Gifts. You may not give any gift with a value in excess of one hundred fifty dollars ($150.00) per calendar year to persons associated with securities or financial organizations, including exchanges, other member organizations, commodity firms, news media, or clients of the Funds or PAM.

Providing Entertainment. You may provide reasonable entertainment to persons associated with securities or financial organizations provided that both you and the recipient are present. Entertainment may not exceed a value in excess of one hundred fifty dollars ($150.00) per calendar year

Embarrassing Situations. You must never accept or give any gift or entertainment that would cause you, the Funds or Popular embarrassment if it ever were made public.

Political Contributions. SEC Rule 206(4)-5 commonly referred to as “Pay to Play” prohibits an Investment Adviser from the donation of money or other things of value to a political candidate, or party by a company or an individual in return for favorable considerations on current or future government contracts. Popular employees are prohibited from making political or other contributions with the intent of obtaining investment advisory business from a government or quasi-government agency. Improper payments prohibited by this policy includes gifts and entertainment, favors, services, donations, loans or any other payment made or offered to obtain an undue business advantage. This prohibition shall be extended for one (1) year from the date the public servant ceased functions. The period should cover the period preceding and following the execution of the contract.

Contributions that are permitted by applicable law, regardless of the dollar amount, requires employees to obtain pre-approval from the CCO pursuant to this Code. Any political contribution must be reported to the CCO using the Political Contributions Approval Form (Appendix 9) and await preapproval from the CCO. For purposes of reporting a political contribution to the CCO, the Covered Person must provide the necessary information to the CCO for pre-clearance and avoid any conflicts of interest. Popular Asset Management will maintain a list of all employees and all required records under Rule 206(4)-5 of the Investment Advisers Act of 1940. No covered person shall offer or deliver to any public servant or former public servant of government agencies (non-U.S. or U.S.) or members of his/her family unit, with which PAM wishes to establish or has established, a contractual, commercial or financial relationship, directly or indirectly, goods of monetary value, contributions, gifts, gratuities, favors, services, donations, loans or shares with any commercial entity or judicial business.

No gift or entertainment should ever be accepted with the expectation of any quid pro quo from the Firm or any Supervised Person. Supervised Persons are prohibited from giving, and must tactfully refuse, any gift of cash, gift certificate or cash equivalents.

Furthermore, to ensure compliance with the Foreign Corrupt Practices Act (FCPA), Supervised Persons are prohibited from directly or indirectly paying or giving, offering or promising to pay, give or authorize or approving such offer or payment, of any funds, gifts, services or anything else of any value, no matter how small, or seemingly insignificant, to any Government Official (as such term is defined under the FCPA) for any business or Firm-related reasons.

Client Complaints. You may not make any payments to the Funds, PAM or any separately managed portfolio in order to resolve any type of complaint. All such matters must be reported to the designated CCO and log of complaints will be kept and retained in accordance with the Firm’s record retention policy.

Reporting. All Access Persons, as defined in the Code, must report within five calendar days of the date any gift was received to PAM’s CCO, regardless of the amount. This includes entertainment such as dinners and sporting events. It does not, however, include the receipt of promotional items of nominal value or customary business activity provided to customers. Any gift or entertainment must be reported to the CCO using the Gift/Entertainment Approval Form (Appendix 8) and sent to the CCO for preapproval and/or for reporting. Any political contribution must be reported to the CCO using the Political Contributions Approval Form (Appendix 9) and await preapproval from the CCO.

C. Undue Influence.

You may not cause or attempt to cause the Funds or PAM to purchase, sell or hold any Securities for the purpose of any personal benefit.

D. Corporate Opportunities.

You may not take personal advantage of any opportunity properly belonging to the Funds or PAM. This includes, but is not limited to, Securities for your own account that would otherwise be acquired by the Funds or Popular.

E. Service as a Director.

You may not serve on the board of directors (or in any similar capacity) of another company (other than a company affiliated with PAM) without prior written approval by the CCO. The decision of an officer/director to participate in the board of directors of another company will require that such officer/director be isolated from those making investment decisions regarding securities issued by the company on whose board such director sits.

F. Outside Business Activities

You should not engage in any outside business activities, which may represent a conflict of interest or might interfere, or appear to interfere, with making decisions in the best interests of the shareholders of the Funds or PAM. Access persons must receive prior written approval from the CCO of all outside business activities before engaging in the outside activity. All Outside Business Activity must be disclosed to the CCO and approved by completing Outside Business Activity Approval (Appendix 10). Generally, you will not be approved for any outside activity related to the securities or financial services. Some of these outside business activities, but not limited to, are:

1.	Engaging in any other business;

2.	Being employed or compensated by any other person for business-related activities, other than PAM or a Popular Affiliate;

3.	Serving as an employee, director, partner, member, or advisory board member of another organization other than PAM or a Popular Affiliate;

4.	Serving as an executor or trustee;

5.	Having full power of attorney over a client’s account:

6.

Investing in limited or general partnerships holding Securities, or limited offerings (private placements) of Securities, other than those offered by Popular (see Section III.E. 9 for specific procedures regarding the acquisition of Securities in limited offerings or private placements); or,

7.	Giving testimony as a compensated or uncompensated expert witness for either party for a dispute in litigation or arbitration.

8.	Giving formal lectures or publishing books or articles.

Any questions about any outside business activities should be discussed with the designated CCO as promptly as possible in order to ensure compliance with the Code at all times.

III. PERSONAL SECURITIES TRANSACTIONS

This section applies to all Access Persons of the Funds and PAM.

The following sets forth your obligations with respect to personal Securities Transactions in Accounts in which you or a Related Party have a (1) Beneficial Ownership or (2) direct or indirect power to make investment decisions.

A. Disclosure of Personal Holdings.

You must disclose to the CCO on the Personal Securities Holdings Form (Appendix 4): (1) any Account or Related, non-client Account in which you have any Beneficial Ownership or the authority to make investments decisions and (2) any securities investments that you own that is not listed on any account statements provided to the CCO and in which you have a financial interest. Such disclosure must be made within ten (10) days of being deemed an Access Person under the Code, and annually thereafter. Disclosure must be current as of a date no more than 45 days before the report is submitted. This includes, but is not limited to, investments, either in street name or certificate form, held by broker dealers, banks, financial institutions and issuers, including corporations, partnerships, trusts and other entities. If an investment that you own does not fall into the categories set forth above or you are unsure whether a security holding should be disclosed, you should take the most conservative position and report the position or consult with the CCO regarding whether the holding should be reported. Any new account opened after the above disclosure must be reported in writing immediately to the CCO.

B. Maintenance of Accounts at Banco Popular or Popular Securities.

Employees and officers of PAM must maintain all Accounts, including Related Accounts that hold Securities, at Banco Popular and/or Popular Securities and arrangements must be made to have duplicate copies of confirmations and periodic account statements sent directly to the CCO. No Account may be maintained at another broker, dealer, bank, or investment adviser, unless that account has been prior approved in writing by the CCO. If approval is given to maintain an account elsewhere, arrangements must be made to have duplicate copies of confirmations and periodic account statements sent directly to the CCO.

If an account is approved to be held outside of Popular, the account may qualify for an exemption from the pre-clearance requirements on a case-by-case basis. A request for an exemption must be made in writing to the CCO.

C. Trade Preauthorization Requirements.

1.	General Requirements. All Securities Transactions must be preauthorized except for Securities Transactions set forth in Section III.C.2 below (“Exempt Transactions”).

2.	Exempt Transactions. The following Securities Transactions are exempt from the preauthorization requirements set forth in Section III.C.1. However, these Securities Transactions are not exempt from the reporting requirements set forth in Section III.G. Some exempt transactions will be taken into consideration toward your monthly trading limit. For more information on the limit of transactions, please refer to Section III.H.2 below.

i.

Certain Corporate Actions. Any acquisition of Securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of Securities.

ii.	Rights. Any acquisition of Securities through the exercise of rights issued by an issuer pro- rata to all holders of a class of its Securities, to the extent the rights were acquired in the issue.

iii.

Popular, Inc. Savings and Investment Plans. Any transaction on behalf of, or investment decisions by, a participant in any of Popular savings and retirement plans are exempt from the preauthorization requirements, the reporting requirements set forth in Section III.F, and are not taken into consideration toward your monthly trading limit.

iv.

No Knowledge. Any transaction effected if neither you nor a member of your Immediate Family knows of the transaction before it is completed (for example, Securities Transactions effected for you by a trustee of a blind trust or discretionary trades in which you are neither consulted nor contacted regarding the trade before it is executed).

v.

Popular, Inc. Dividend Reinvestment and Stock Purchase Plan. Any transaction or investment decision by, a participant in the Popular Inc. Dividend Reinvestment and Stock Purchase Plan is exempt from the preauthorization requirements, the reporting requirements set forth in Sections III.A and III.H and are not taken into consideration toward your monthly trading limit.

vi.

Investment Company Securities. Any acquisition of Securities in a Mutual Fund including the acquisition of Securities through a Mutual Fund’s periodic investment plan or dividend reinvestment program. This exemption is not applicable to the acquisition of Mutual Funds advised by PAM which the CCO must pre-authorize.

vii.	Futures and Options on Currency and Broad-Based Indices. Any purchase or sale of futures and options on currencies or on broad-based securities indices.

viii.

Publicly Traded Stocks. Any Securities Transaction in connection with the common stock of a company listed in a national securities exchange and with a market capitalization of at least two hundred fifty million dollars ($250,000,000); provided, that such aggregate Securities Transactions for any given calendar year do not exceed one hundred thousand dollars ($100,000).

Any Securities Transaction that would cause a person to exceed the aforementioned limit must request pre-authorization from the CCO for said transaction.

ix.

Securities in the Funds. The acquisition of any Securities in the Funds through a periodic investment plan or a dividend reinvestment program; provided, however that the CCO must pre-authorize the initial enrollment and any changes to such program after the initial enrollment.

x.	Unit Investment Trusts (UITs). Purchases and sales of Unit Investment Trusts do not require pre-authorization.

xi.	Exchange Traded Funds (ETFs). Purchases and sales of Exchange Traded Funds do not require pre-authorization.

xii.	Tax Secured Obligations (TSOs). Purchases and sales of Tax Secured Obligations, in which the term to maturity does not exceed 270 days, do not require pre-authorization.

xiii.	Miscellaneous. Other Securities as may from time to time be approved by the Board on the grounds that the risk of abuse is minimal or non-existent.

D. Pre-authorization Requests.

1.

Trade Authorization Request Form. Prior to entering an order for a Securities Transaction, an Access Person must complete a Trade Authorization Request Form (set forth in Appendix 5) and submit the completed Form to the CCO (or designee). The Trade Authorization Request Form requires you to provide certain information and to make certain representations. A Trade Authorization Request Form will reflect the date and time of the authorization.

2.

Review of the Form. After receiving the completed Trade Authorization Request Form, the CCO (or designee) will review the information and, as soon as practicable (generally within 24 hours), determine whether to authorize the proposed Securities Transaction. The authorization date and time must be reflected on the Trade Authorization Request Form. The CCO (or designee) will notify you of the decision via e-mail. In some cases, trades may be rejected for a reason that is confidential.

3.

Execute Before the Approval Expires. A pre-authorization approval for a transaction is only effective until the next business day after such approval was received. The pre-authorization provided by the CCO is effective, unless revoked, until the earlier of the close of the next business day on which the authorization is granted or your discovery that the information in the Trade Authorization Request Form is no longer accurate. If the Securities Transaction is not placed within the aforementioned period, a new pre-authorization must be obtained before the Securities Transaction is placed.

NO ORDER FOR A SECURITIES TRANSACTION FOR WHICH PRE-AUTHORIZATION IS SOUGHT MAY BE PLACED PRIOR TO THE RECEIPT OF A WRITTEN AUTHORIZATION OF THE TRANSACTION SHOWING THE DATE AND TIME OF THE AUTHORIZATION BY THE CCO (OR DESIGNEE). APPROVALS MAY BE GRANTED THROUGH E-MAILS. VERBAL APPROVALS ARE NOT PERMITTED. THE CHIEF COMPLIANCE OFFICER IS NOT REQUIRED TO GIVE ANY EXPLANATION FOR REFUSING TO AUTHORIZE A SECURITIES TRANSACTION.

E. Prohibited Transactions.

The following types of transactions are Prohibited Transactions and will not be authorized absent extraordinary circumstances:

1.	Inside Information. Securities Transactions by any person while in possession of material nonpublic information regarding the Security or the issuer of the Security. (See Section III.F)

2.

Market Manipulation. Transactions intended to raise, lower, or maintain the price of any Security, create a false appearance of active trading or improperly take advantage of certain inefficiencies in the market (i.e., market timing and late trading of investment company shares).

3.

Initial Public Offerings or IPO. Acquisition of Securities in an IPO of founders’ stock, promoter stock, or any other similar stock of an issuer in the early stages of development; provided, however, that the acquisition of common stock of the Funds shall not be a prohibited transaction.

4.

Pending Buy or Sell Orders. Securities Transactions on any day during which a Fund or PAM has a pending “buy” or “sell” order in that Security (or an Equivalent Security) until that order is executed or withdrawn or unless you provide an acceptable explanation of why the trade is necessary and provision is made for the respective Fund’s/PAM’s trade to take precedence (in terms of price) over any Account trade executed on the same day. Prior to authorizing a trade, the CCO will check to determine whether there is an open order for the Security by the Funds and/or PAM’s advisory client.

5.

Three-Day Blackout. The blackout period for a specific Security within the Funds or PAM covers the trade date of the Funds/PAM’s transaction, the day before, and after the trade date. If the Funds or PAM execute a transaction for the same Security that was pre-authorized, and the pre-authorized transaction occurs within the three-calendar day black out period, the employee’s transaction will be reviewed to determine whether corrective action is appropriate.

6.

Thirty-Day Holding Period. Generally, purchases of a Security within thirty (30) days of your sale of the Security (or an Equivalent Security), and sales of a Security within thirty (30) days of your purchase of the Security (or an Equivalent Security); provided, that this prohibition shall not apply to (i) the sale of a Security the price of which has decreased by at least ten percent (10%) from the price at which it was purchased if such sale has been previously approved in writing by the CCO, and (ii) the sale or purchase of a Security with respect to which you agree to relinquish to a charitable organization designated by the Funds and/or PAM the difference between the sale and purchase price.

7.	Certain Transactions in Securities of Popular, Inc. The following transactions in Securities of Popular, Inc. (“Subject Securities”) are prohibited:

i.	Naked options on Subject Securities;

ii.	Short sales of Subject Securities unless they are short “against the box,” and

iii.	Options transactions in Subject Securities except:

(a)	The sale of covered calls (long stock, short calls), and

(b)	The purchase of hedged puts (long stock, long puts).

8.

Futures. The purchase or sale of futures that are not traded on an exchange, as well as option on any type of futures, exchange-traded or not, are prohibited. This prohibition does not apply to currency forwards (futures or otherwise).

9.

Options. The purchase or sale of uncovered options (“naked”) is prohibited, to “cover” all options transactions, the corresponding amount of the underlying security and/or cash, as applicable, must be held by the portfolio of the Covered Person (i.e., prior to opening an option and cover any outstanding option). Also, entering into a net short position (i.e., selling securities short in an amount greater that what is currently held) is prohibited. The purchase or sale of options transactions must comply with the 30-day Holding Period (Section III.E.6); therefore, the expiration of all options must be of at least 30 days, this includes, “buy to open” and “sell to open” transactions.

All other options transactions (except for those stated in Section III.C.2.vii. Futures and Options on Currency and Broad-Based Indices) require pre-authorization and must comply with one of the following:

i.

Call options. A call option may be purchased only if the option has an expiration of at least 30 days from the date of purchase and if exercised, hold the option and the underlying security for a combined period of time that equals or exceed 30 days. You may sell (“write”) a covered call option, with an expiration of at least 30 days from the date of sale, on a securities transaction provided that the underlying security (in the corresponding quantity) has been held for at least 30 days.

ii.

Put Options. You may purchase a put option, with an expiration of at least 30 days from the date of purchase. A covered put option can be sold (“write”) provided that the put option has an expiration of at least 30 days and the Covered Person must hold and maintain the necessary amount of cash in the portfolio to “cover” the put option. If the stock is put to you, you cannot sell the underlying security until 30 days have elapsed.

iii.

Holding Period Exception. Notwithstanding the requirements of this Section E(9), an option transaction entered into solely for purposes of closing out an existing option transaction (to the extent the existing option complies with the requirements of this Section E(9)) shall not be subject to the 30 day holding period imposed by this Section E(9).

10.

Mutual Fund Market Timing and Late Trading. It is prohibited to engage in mutual fund (including, for this purpose any open-end investment company) market timing and from engaging in or facilitating late trading. Mutual fund market timing is defined as a pattern of frequent buys, redemptions, and exchanges for the purpose of taking advantage of short-term market swings. Fund families typically have their own market timing policies as well, and those policies may vary from one fund family to another, as described in each prospectus. Late trading occurs when a mutual fund order is received from a client and processed after a fund’s trading deadline and is an illegal practice. Prohibitions apply to all accounts and services offered through Popular and any of its affiliates, including Access Persons’ accounts. However, these prohibitions against market timing do not apply to purchases and sales of taxable and tax-exempt money market funds.

11.	Others. Any other Securities Transactions deemed by the CCO to involve a conflict of interest, possible diversion of corporate opportunity, or appearance of impropriety.

12.

Limited Offerings or Private Placements. The acquisition of Securities in Limited Offerings or Private Placements is prohibited absent prior written approval by the designated CCO. The CCO will not approve the transaction unless you can clearly demonstrate that: (i) the investment is not presently appropriate for the Funds or PAM advisory clients, (ii) it is highly unlikely that the investment will be appropriate for the Funds or PAM advisory clients in the future, and (iii) the investment is not being offered to you because of your position with the Funds or PAM.

If, after receiving the required approval, you acquire Securities in a Limited Offerings or Private Placements, you must immediately disclose that investment to the CCO if you begin to play a part in any consideration of an investment in the issuer by the Funds or PAM. The decision to purchase Securities of the issuer by the Funds or PAM must be independently reviewed and authorized by the designated CCO.

NO EXPLANATION REQUIRED FOR REFUSALS. IN SOME CASES, TRADES MAY BE REJECTED FOR A REASON THAT IS CONFIDENTIAL. THE CCO IS NOT REQUIRED TO GIVE ANY EXPLANATION FOR REFUSING TO AUTHORIZE A SECURITIES TRANSACTION.

F. Insider Trading

Popular forbids any employee from trading, either personally or on behalf of others, including accounts managed by Popular, on material nonpublic information (MNPI) or communicating material nonpublic information to others in violation of the law. This conduct is frequently referred to as “insider trading” and is a violation of federal securities laws, punishable by a prison term and significant monetary fines for the individual and the investment adviser. Popular’s policy applies to every employee and extends to activities within and outside of their duties at Popular. Any questions regarding Popular policy and procedures should be referred to the CCO of their designee.

G. Reporting Requirements.

1.

Initial Reporting Requirement. When you begin your employments with Popular you must provide a list of your initial securities holdings and brokerage accounts to the CCO or their designee no later than 10 days or after you become a covered person. The information must not be more than 45 days old from your employment or becoming a covered person. (See Appendix 4 – Personal Securities Holdings Form) Accounts include any accounts which you have beneficial ownership. (See Appendix 2 for definition of Beneficial Ownership) Any securities investments that you own that is not listed on any account statement must be provided to the CCO or their designee. This includes, but is not limited to, investments, either in street name or certificate form, held by broker dealers, banks, financial institutions and issuers, including corporations, partnerships, trusts and other entities. If an investment that you own does not fall into the categories set forth above or you are unsure whether a security holding should be disclosed, you should take the most conservative position and report the position or consult with the CCO regarding whether the holding should be reported. Any new account opened after the above disclosure must be reported in writing immediately to the CCO.

2.

Quarterly Transactions Report. If you have not coordinated for the CCO to receive copies of all periodic account statements and confirmations of securities transactions; you must report all security transactions to compliance with the quarterly securities transactions report under Rule 204A-1(b)(2). Each transaction report must contain, at a minimum, (a) the date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares, and principal amount of each reportable security involved; (b) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition); (c) the price of the security at which the transaction was effected; (d) the name of the broker, dealer or bank with or through which the transaction was effected; and (e) the date the report is submitted. In the event no reportable transactions occurred during the quarter, the report should be noted and returned and signed and dated. Every report should be made no later than 30 days after the end of the calendar quarter.

3.

Reporting Requirement. If You arrange for the CCO to receive directly from your broker/dealer duplicate copies of periodic statements and confirmations of each Securities Transaction executed in your Account, you are exempt of completing the Quarterly Transactions Report. If Accounts are held away from Banco Popular or Popular Securities it is mandatory that copies of all periodic statements and confirmations be received by the CCO.

4.

Exemption from Reporting Requirements. Securities Transactions are exempt from the above reporting requirements if neither you nor a member of your Immediate Family had any direct or indirect influence or control over the transaction. You must attest to this annually when providing the Annual Certification of Compliance with the Code of Ethics.

5.

Disclaimers. Any report of a Securities Transaction for the benefit of a person other than the individual in whose account the transaction is placed may contain a statement that the report should not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the Security to which the report relates.

6.

Review and Availability. All information supplied under this Code will be reviewed by the designated CCO. All information supplied will be available for inspection by any of the PAM’s President and Popular’s Legal Division and the General Counsel and/or Ethics Officer of Banco Popular, PAM management, and any party to which any investigation is referred by any of the foregoing; your supervisor; and any regulatory body having appropriate jurisdiction.

H. Additional Prohibitions.

Persons covered by the provisions of this Code are also prohibited from the following:

1.

Investment Clubs. Participating in investment clubs if the person subject to the provisions of this Code has an active role in the consideration and evaluation of specific Securities and participates in the ultimate investment decision.

2.	Limit on Transactions. Executing more than twenty (20) Securities Transactions per month without first obtaining the CCO’s written approval. (This includes the placement and the renewal of repetitive transactions such as rolling futures and rolling option contracts.) The following transactions will be considered toward your monthly limit:

i.	All Securities Transactions requiring preauthorization.

ii.	The following exempt transactions from the above limit on transactions
a.	Investment Company Securities (Mutual Funds)
b.	Futures and Options on Currency and Broad-Base Indices
c.	Publicly Trades Stocks
d.	Unit Investment Trust (UITs)
e.	Exchange Traded Funds (ETFs)
f.	Tax Secured Obligations (TSOs)
g.	De Minimis Transactions

IV. RECORDKEEPING REQUIREMENTS

A. Review and Availability.

All information supplied under this Code will be reviewed by PAM’s designated CCO. All information supplied will be available for inspection by PAM’s CCO, the Fund’s Chief Compliance Officer, Board of Directors, Fund Legal Counsel, the General Counsel or Ethics Officer of Popular, PAM management, and any regulatory body having appropriate jurisdiction.

B. Record Retention.

The following records shall be available for examination by representatives of the U.S. Securities Exchange Commission:

1.	A copy of the Code and any other code which is, or at any time within the past five (5) years has been, in effect must be preserved in an easily accessible place;

2.

The records of any violation of such code(s) of ethics and of any action taken as a result of such violation must be maintained in an easily accessible place for a period of not less than five (5) years following the end of the fiscal year in which the violation occurs;

3.

A copy of each report made by any Covered Person pursuant to such code(s) of ethics, including any information provided in lieu of such reports, must be preserved for a period of not less than five (5) years following the end of the fiscal year in which the report is made, or the information is provided, the first two (2) years in an easily accessible place;

4.	A list of all persons who are, or within the past five (5) years have been, required to make reports pursuant to such, must be maintained in an easily accessible place;

5.

A list of names of all persons who are, or within the past five (5) years have been, responsible for reviewing any transaction or holding reports filed pursuant to such code(s) must be maintained in an easily accessible place; and

6.

A copy of each report made to the Board of the Funds and/or PAM pursuant to such code(s) must be maintained for at least five (5) years after the end of the fiscal year in which it was made, the first two (2) years in an easily accessible place.

7.	Any other document or record that is required to be maintained in connection with this Code will be maintained as required by the applicable law, rule or regulation.

C. IPO Records.

The CCO must maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by Investment Personnel of Securities in an Initial Public Offering (Section III.E.3) or in a Limited Offering (Section III.E.9) for at least five (5) years after the end of the fiscal year in which the approval is granted.

V. ENFORCEMENT OF THE CODE

A. Annual Reports.

PAM’s CCO will review the Code at least annually, in light of legal and business developments and experience in implementing the Code and, consultation with management, determine whether or not an annual report is required. If required, the annual report shall:

1.	Summarize any changes in the procedures made during the past year;

2.	Identify any violations requiring significant remedial action during the past year;

3.	Identify any recommended changes in existing restrictions or procedures based on the experience under the Code, evolving industry practices, or developments in applicable laws or regulations; and

4.	Certify that it has adopted procedures reasonably necessary to prevent a Covered Person from violating its Code.

B. Applicability.

This Code is applicable to all PAM’s Access Persons, including certain consultants or temporary employees. The CCO is responsible for identifying those required to make reports under this Code and notify them of their reporting obligations. Even though this Code contains reference to the Funds, the references is to include and incorporate requirements applicable to PAM’s covered persons as adviser to Funds, but this should not be construed that this Code is applicable to the Funds access persons except as a PAM employee, officer, sub-adviser, service provider, consultant or temporary employee as defined in this Code.

C. Consultants or Temporary Employees.

Certain consultants and other temporary employees hired for a period of 30 days or more whose duties include access to the Funds’ and/or PAM’s technology and systems, and/or trading information in any form are subject to the provisions of the Code. Certain consultants and other temporary employees who are employed for less than a 30-day period, but who have access to the Funds’ and/or PAM’s trading information, may be subject to the reporting requirements described in the Code’s Appendix 4 to determine if further personal securities reporting and trading monitoring is required. Individuals contemplating hiring a consultant or a temporary employee must inform the designated CCO prior to retaining the consultant or temporary employee. The CCO shall make a determination whether the consultant or the temporary employee must be subject to the Code. If the CCO determines that the consultant or temporary employee is subject to the Code, the CCO must inform the consultant or the temporary employee that they will be subject to this Code prior to an extension of the offer or signing any employment, consultant, contractor or service provider agreement.

D. Remedies.

A material violation of this Code is subject to the imposition of such sanctions as may be deemed appropriate under the circumstances to achieve the purposes of the Code. Sanctions for material violations of the Code will be determined by the designated CCO in consultation with Popular’s Legal Division.

Sanctions may include, but are not limited to, issuing a letter of caution or warning, suspending personal trading rights, suspending an employee from employment (with or without compensation), imposing fines, referring an employee on civil or criminal grounds to a regulatory body having appropriate jurisdiction, and terminating employment for cause.

The CCO, in consultation with Popular’s Legal Division, has sole authority to determine the appropriate disposition of any monies forfeited pursuant to this provision. Failure to abide by a directive to reverse a trade may result in the imposition of additional sanctions.

The CCO shall report PAM’s President and the Funds CCO any material violations of the Code and the remedies and sanctions imposed.

E. Review

Whenever the CCO determines that someone related to the PAM has committed a material violation of the Code that warrants significant remedial action, the CCO will report to the Funds’ CCO, PAM’s President and Popular’s Legal Division any information relating to the investigation of the violation, including any sanction imposed. PAM’s President and Popular’s Legal Division shall have the power to recommend an increase of any sanction as appropriate and may direct the reversal of any trade violating or affecting the Funds or PAM’s advisory clients.

F. Acknowledgement of Receipt of Code of Ethics.

You must acknowledge receipt of this Code of Ethics upon becoming a Covered Person by executing Appendix 6 and returning an executed copy to the designated CCO no later than ten (10) days after your receipt of this Code of Ethics. You must also acknowledge receipt of any amendment or modification to this Code of Ethics by executing Appendix 6 and returning an executed copy to the designated CCO no later than thirty (30) days after your receipt of the amended or modified Code of Ethics.

G. Compliance Certification.

At least once a year, you will be required to certify on the Annual Certification of Compliance Form, set forth in Appendix 7, that you have read and understand this Code, that you have complied with the requirements of the Code, and that you have disclosed or reported all personal Securities Transactions required to be disclosed or reported on the forms appended to this Code.

H. Personal Securities Holdings.

Upon becoming a Covered Person and at least once a year thereafter, you will be required to disclose to the CCO on the Personal Securities Holdings Form (Appendix 4): (1) any Account or Related, non-client Account in which you have any Beneficial Ownership or the authority to make investments decisions, and (2) any securities investments that you own that is not listed on any account statements provided to the CCO and in which you have a financial interest. An executed copy of the Personal Securities Holdings Form must be provided to the designated CCO within ten (10) days of being deemed an Access Person.

I. Inquiries Regarding the Code.

Any questions or doubts related to any topic, policy, procedure or provision established in this Code, or any other funds’ compliance matter, should be directed to the attention of the designated CCO for clarification.

J. Exceptions to the Code.

Although exceptions to the Code will rarely, if ever, be granted, the CCO may make exceptions, on a case-by-case basis, to any of the provisions of this Code upon a determination that the conduct at issue involves a negligible opportunity for abuse or otherwise merits an exemption from the Code. All such exceptions must be in writing. The CCO must consult with Popular’s Legal Division and shall report the exception to PAM’s President.

K. Amendment to the Code.

The CCO may amend or modify this Code at any time, provided, that any amendment or modification must be approved by the Board within six months of the adoption of such amendment or modifications.

L. Confidentiality.

All reports of securities transactions and any other information filed with the Funds pursuant to this Code shall be treated as confidential, except as otherwise provided herein.

M. Reports are not Admissions.

Any transaction or holdings report required under this Code may contain a statement that the report shall not be construed as an admission by the person making such report that he/she has any direct or indirect Beneficial Ownership in the security to which the report relates.

APPENDIX 1

LIST OF FUNDS

Popular High Grade Fixed Income Fund, Inc.

Popular Income Plus Fund, Inc.

Popular Total Return Fund, Inc.

Puerto Rico Residents Tax-Free Fund, Inc.

Puerto Rico Residents Tax-Free Fund Inc. II

Puerto Rico Residents Tax-Free Fund III, Inc.

Puerto Rico Residents Tax-Free Fund IV, Inc.

Puerto Rico Residents Tax-Free Fund V, Inc.

Puerto Rico Residents Tax-Free Fund VI, Inc.

Puerto Rico Residents Bond Fund I, Inc. (formerly known as the Puerto Rico Investors Flexible Allocation Fund)

App. 1 – 1

APPENDIX 2

DEFINITIONS

Access Person means:

1)

All of PAM’s Advisory Person who has access to nonpublic information regarding any clients’ purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any reportable fund, or involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic.

2)	Any other person included as an Access Persons of this Code by the CCO.

The PAM’s CCO will notify all PAM personnel who qualify as Access Persons of their duties and responsibilities under this Code.

Access Person Account or Securities Account means any personal securities transactions accounts in which you or a Related Party have (1) Beneficial Ownership or (2) direct or indirect power to make investment decisions, wherever the account is held. Some example accounts may include, but are not limited to: any personal securities account; any joint or tenant-in-common account, partnership account or permissible investment club accounts; any account for which you acts as trustee, executor, or custodian; any account over which you have investment discretion or otherwise can exercise control or influence (other than non-related clients’ accounts over which you may have investment discretion), including the accounts of entities controlled directly or indirectly by you. If you have questions regarding any account, please consult with the CCO.

Beneficial Ownership refers to the direct or indirect pecuniary interest that any person has in securities, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, subject to the following:

1)	The term pecuniary interest in any class of security means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities.

2)	The term indirect pecuniary interest in any class of security includes, but is not limited to:

a.

Securities held by members of a person’s Immediate Family sharing the same household; e.g., accounts of your spouse or domestic partner, accounts of your children or other domestic relatives who reside in the same household as you and to whom you provide financial support;

b.

A general partner’s proportionate interest in the portfolio securities held by a general or limited partnership. The general partner’s proportionate interest, as evidenced by the partnership agreement in effect at the time of the transaction and the partnership’s most recent financial statements, shall be the greater of: (i) the general partner’s share of the partnership’s profits, including profits attributed to any limited partnership interests held by the general partner and any other interests in profits that arise from the purchase and sale of the partnership’s portfolio securities; or (ii) the general partner’s share of the partnership capital account, including the share attributable to any limited partnership interest held by the general partner.

App. 2 – 1

c.

A performance-related fee, other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person or entity performing a similar function; provided, however, that no pecuniary interest shall be present where: (i) the performance-related fee, regardless of when payable, is calculated based upon net capital gains and/or net capital appreciation generated from the portfolio or from the fiduciary’s overall performance over a period of one year or more; and (ii) equity securities of the issuer do not account for more than ten percent of the market value of the portfolio. A right to a nonperformance-related fee alone shall not represent a pecuniary interest in the securities;

d.	A person’s right to dividends that are separated or separable from the underlying securities. Otherwise, a right to dividends alone shall not represent a pecuniary interest in the securities;

e.	A person’s interest in securities held by a trust; and

f.	A person’s right to acquire equity securities through the exercise or conversion of any derivative security, whether or not presently exercisable.

3)

A shareholder shall not be deemed to have a pecuniary interest in the portfolio securities held by a corporation or similar entity in which the person owns securities if the shareholder is not a controlling shareholder of the entity and does not have or share investment control over the entity’s portfolio.

Chief Compliance Officer or CCO means a designated officer of the Regulatory and Financial Compliance Division or Popular’s Legal Division assigned the duties and responsibilities associated with the monitoring compliance with this Code. It also refers to the CCO of the Funds if the matter or issue is clearly or identified as related to the Funds.

Covered Person means any and all of PAM’s employees, officers, and independent consultants, and temporary employees who (1) provide investment advice on behalf of PAM; and 2) and subject to PAM’s supervision and control.

Designated CCO means the CCO of Popular Asset Management, LLC if the question or issue has to do with the advisory business of Popular Asset Management outside of its role as adviser to the Funds. It also refers to the CCO of the Funds if the matter or issue is clearly or identified as related to the Funds.

Employee means any officer or employee Popular Asset Management having duties or responsibilities with respect to the operations of the PAM and services provided to advisory clients.

Equivalent Security means any Security issued by the same entity as the issuer of a Security, preferred stock, restricted stock, bonds and other obligations of that issuer, and all derivative instruments, such as options and warrants.

FCPA means Foreign Corrupt Practices Act. The FCPA is a United States law passed in 1977 that prohibits United States firms and individuals from paying bribes to foreign officials in furtherance of a business deal.

Federal Securities Laws means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes Oxley Act of 2002, The Investment Company Act of 1940, the Investment Adviser Act of 1940, Title V of

App. 2 – 2

the Graham-Leach Bliley Act, and any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the Commission of the Department of the Treasury.

Funds means the Funds set forth in Appendix 1 hereto.

Government Official as defined in the FCPA means (i) any official, officer, employee or representative of, or any person acting in an official capacity for or on behalf of, any FCPA Government Authority, (ii) any political party or candidate for political office, or (iii) any company, business enterprise or other entity owned or controlled by any described in the foregoing clauses (i) and (ii)

Immediate Family means your spouse, any ascendant, descendant or collateral within the fourth degree of consanguinity and within the second degree of affinity residing in your household or in whom you have a Beneficial Ownership.

Initial Public Offering or IPO means an offering of securities registered under the Puerto Rico Uniform Securities Act, as amended (“PRUSA”) or the Securities Exchange Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting and disclosure requirements of PRUSA or Act No. 93-2013, also known as the Puerto Rico Investment Companies Act of 2013, as amended or Section 13 or 15(d) of the Securities Exchange Act of 1934.

Investment Personnel means:

1)

Any employee of the Adviser or Sub-Adviser (or of any company in a control relationship to the Funds, Adviser or Sub-Adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the Purchase or Sale of Securities by the Funds or its Adviser.

2)

Any natural person who controls the Adviser and who obtains information concerning recommendations made to the Fund or PAM advisory clients regarding the Purchase or Sale of Securities by the Funds or PAM.

Limited Offering or Private Placement means an offering that is exempt from registration under the regulations of the U.S. Securities Exchange Commission and/or similar laws in Non-U.S. jurisdictions.

Material Violation means any violation, as determined by the CCO, which has the appearance of a conflict of interest or involves the use of confidential information where shareholders and/or the Funds may be adversely affected.

Mutual Fund means an open-end investment company registered under the Investment Company Act of 1940, as amended (“1940 Act”).

Related Account means any securities account in which you or an Immediate Family member have a (1) Beneficial Ownership in or (2) direct or indirect power to make investment decisions.

Related Party means a member of your Immediate Family.

App. 2 – 3

Security or Securities includes stocks, notes, bonds, debentures, and other evidences of indebtedness (including loan participation and assignments), limited partnership interests, investment contracts, and all derivative instruments, such as options and warrants, that may be purchased by the Fund in accordance with its investment objectives and policies as described in its Prospectus, as well as shares of the Funds and any open-end or closed-end investment company that may invest in securities similar to the aforementioned Securities. Other Securities (1) direct obligations of the United States Government, (2) bankers’ acceptances, bank certificates of deposit, commercial paper, and high-quality short-term debt instruments, including repurchase agreements, (3) shares issued by money market funds, (4) shares issued by open-end registered investment companies (e.g., open-end mutual funds) other than Funds advised or underwritten by the Firm or an affiliate, or (5) shares issued by unit investment trust that are in one.

Securities Transaction means a purchase or sale of Securities.

App. 2 – 4

APPENDIX 3

CONTACT PERSONS POSITION	ADDRESS
Chief Compliance Officer of Popular Asset Management	Banco Popular de Puerto Rico

153 Ponce de Leon Avenue

Popular Street Building, 11th Floor

San Juan, PR 00918

Attn: Chief Compliance Officer of Popular Asset

Management

Email: Jose.Chang@popular.com

App. 3 – 1

APPENDIX 4

POPULAR ASSET MANAGEMENT PERSONAL SECURITIES HOLDINGS

Certain Covered Persons, as determined by the Chief Compliance Officers, are required to disclose any account or related account in which you or a Related Party have a (1) Beneficial Ownership in or (2) direct or indirect power to make investment decisions. This includes investments held by broker/dealers, banks, financial institutions, issuers, or maintained in certificate form. You must arrange for the Chief Compliance Officer to receive duplicate statements and confirmation of all your accounts.

1. Name:

2. If different than #1, name of the person in whose name the account is held:

3. Relationship of (2) to (1):

4. Financial Institution at which Account is maintained:

5. Account Number:

6. Phone Number of Broker:

7. For each account, attach your most recent account statement listing securities in that account. If you own securities that are not listed in an attached account statement, list them below:

Name of Security	Quantity	Ticker/CUSIP	Value	Custodian
a.
b.
c.
(Attach separate sheet if necessary)

Please select one and sign:

☐	I certify that this Form and the attached statements (if any) constitute all of the securities in my Access Person and Related Accounts.

☐	At this time, I have no accounts or securities to report.

Signature
Print Name
Date

App. 4 – 1

App. 4 – 2

APPENDIX 5

POPULAR ASSET MANAGEMENT

TRADE AUTHORIZATION REQUEST

FOR EMPLOYEE ACCOUNTS AND RELATED ACCOUNTS

1.	Name of Access Person and account number requesting authorization:

2.	If different than #1, the name of the person in whose account the trade will occur:

3.	Relationship of (2) to (1):

4.	If the account is held at a firm other than Banco Popular or Popular Securities, name the firm at which the account is held:

5.	Name of Security:

6.	Maximum number of shares or units to be purchased or sold or amount of bond:

7.	Check if applicable:	Purchase Sale Market Order

Limit Order Price of Limit Order

8.	Do you possess material non-public information regarding the security or the issuer of the security?[1]
YES NO

9.

To your knowledge, are the securities or “equivalent” securities (i.e., securities issued by the same entity as the issuer of a security, and all derivative instruments, such as options and warrants) held by the Funds or any PAM advisory client?

YES NO

10.	To your knowledge, are there any outstanding purchases or sell orders for this security or any equivalent security by the Funds or a PAM advisory client?
YES NO

11.	To your knowledge, are the securities or equivalent securities being considered for purchase or sale by the Funds or PAM for its advisory clients?
YES NO

12.	Are the securities being acquired in an initial public offering?[2]	YES NO

1 Please note that Employees generally are not permitted to acquire or sell Securities when they possess material non-public information regarding the Security or the issuers of the Security.

2 Please note that Employees generally are not permitted to acquire securities in an initial public offering for their own or Related Accounts.

App. 7 – 1

13. Are the securities being acquired in a Limited Offering or Private Placement?[3]	YES	NO

14.  Have the Funds or PAM purchased or sold these securities or equivalent securities within the past three (3) calendar days or do you expect the account to purchase or sell these securities or equivalent securities within three (3) calendar days of your purchase or sale?

	YES	NO

15. Have you or any related account covered by the preauthorization provisions of the Code purchased or sold these securities or equivalent securities within the past thirty (30) days?
	YES	NO

I certify that I will not effect the transaction(s) described above unless and until pre-clearance approval is obtained from the designated Compliance Officer. I further certify that, except as described on an attached page, to the best of my knowledge, the proposed transaction(s) will not result in a conflict of interest with any account managed by PAM. I further certify that, to the best of my knowledge, there are no pending orders for any Security listed above or any related Security for any managed account and Fund for which I am considered an Access Person. The proposed transaction(s) are consistent with all firm policies regarding employee personal securities transactions.

Signature

Print Name

Date

CODE OFFICER ONLY
Reviewed by	Date & Time	APPROVED	DENIED

3 Please note that generally, the acquisition of Securities in a private placement are discouraged and may be denied.

App. 7 – 2

APPENDIX 6

POPULAR ASSET MANAGEMENT

Officer and Employee Use Only

ACKNOWLEDGMENT OF RECEIPT OF CODE OF ETHICS

I acknowledge that I have received the Code of Ethics of Popular Asset Management dated November 29, 2021 (the “Code”) and represent that:

1.

In accordance with Section III.A of the Code of Ethics, I will fully disclose the securities holdings in Accounts in which I or a Related Party has: (1) a Beneficial Ownership or (2) a direct or indirect power to make investment decisions.

2.

In accordance with Section III.B. of the Code of Ethics, I will maintain all Accounts and Related Accounts at Banco Popular or Popular Securities except for accounts as to which the Chief Compliance Officer has provided prior written permission to maintain the account elsewhere.

3.

In accordance with Section III.C of the Code of Ethics, I will obtain prior authorization for all Securities Transactions in each of my Accounts and Related Accounts; except for transactions exempt from preauthorization under Section III.C of the Code of Ethics.

4.

In accordance with Section III.G of the Code of Ethics, I will report all Securities Transactions in each of my Accounts and Related Accounts except for transactions exempt from reporting under Section III.C.2 of the Code of Ethics.

5.

In accordance with Section II.F of the Code of Ethics, I will not engage in any outside business activities or outside investment without the prior written notification and written approval of the CCO.

6.	I will comply with the Code of Ethics in all respects as it pertains to me.

7.	I agree to disgorge and forfeit any profits on prohibited transactions in accordance with the requirements of the Code.

Signature

Print Name

Date

App. 7 – 3

APPENDIX 7

POPULAR ASSET MANAGEMENT

Officer and Employee Use Only

ANNUAL CERTIFICATION OF COMPLIANCE WITH THE CODE OF ETHICS

I certify that during the past year:

1.

In accordance with Section III.A of the Code of Ethics, I have fully disclosed the securities holdings in Accounts in which I or a Related Party has: (1) a Beneficial Ownership or (2) a direct or indirect power to make investment decisions.

2.

In accordance with Section III.B. of the Code of Ethics, I have maintained all Accounts and Related Accounts at Banco Popular or Popular Securities except for accounts as to which the Chief Compliance Officer has provided written permission to maintain elsewhere.

3.

In accordance with Section III.C of the Code of Ethics, I have obtained prior authorization for all Securities Transactions in each of my Accounts and Related Accounts except for transactions exempt from preauthorization under Section III.C of the Code of Ethics.

4.

In accordance with Section III.F of the Code of Ethics, I have complied with all investment reporting requirements in any Accounts or Related Accounts except for transactions exempt from reporting under Section III.C.2 of the Code of Ethics.

5.

In accordance with Section III.C of the Code of Ethics, I have obtained prior authorization for all Securities Transactions in each of my Accounts and Related Accounts except for transactions exempt from preauthorization under Section III.C of the Code of Ethics.

6.

In accordance with Section II.F of the Code of Ethics, I do not have any outside business activities or outside investments, nor have I given or received any gift, entertainment, or political contribution without the prior notification and approval of the CCO.

7.	I have complied with the Code of Ethics in all respects.

Signature

Print Name

Date

App. 7 – 4

APPENDIX 8

GIFT/ENTERTAINMENT APPROVAL FORM

INSTRUCTIONS: This form must be completed when giving or accepting gifts/entertainment subject to the Firm’s policies. Gifts and Entertainment given or received are limited to $150 per calendar year per person. Gifts given to any non-US or US public official (including elected officials and employees of municipal entities) or to unions or union representatives must have pre-approval from Compliance utilizing the Political Contributions Approval Form, regardless of value, and will be considered as a Political Contribution. Additionally, accepting gifts from outside vendors currently doing business with or seeking to conduct business with PAM must have pre-approval of Compliance. Gifts to regulators are prohibited. Entertainment where the representative attends with the client/recipient does not require pre-approval. It does, however, require reporting.

☐ Request for Gift to be given ☐ Request for Gift to be given ☐ Entertainment

(Was provider present) ☐ YES ☐ NO

Employee Name:

Date Given/Received:

1. Is the person receiving or giving the gift/entertainment a customer?
☐ NO ☐ YES (Complete the following)

Client Name: Account Number:

Individual Name: Account Name:

2. Gift/Entertainment Description:

3. Gift/Entertainment Value ($):

4. Is the gift personal/life event (Ex: Wedding, baby gift, funeral)?

☐ NO ☐ YES

5. Is the gift from a current or prospective outside vendor?

☐ NO ☐ YES

Employee Signature: Date:

Compliance Approval: Date:

App. 7 – 5

APPENDIX 9

POLITICAL CONTRIBUTION APPROVAL FORM

INSTRUCTIONS: This form must be completed when giving gifts/entertainment as a Political Contribution, subject to the Firm’s policies. Gifts given to any non-US or US public official (including elected officials and employees of municipal entities) or to unions or union representatives must have pre-approval from PAM Compliance by effectively completing this document, regardless of value, and will be considered as a Political Contribution. Gifts to regulators are prohibited. As a Covered Person no gift or entertainment should ever be accepted with the expectation of any quid pro quo from the Firm or any Supervised Person. Supervised Persons are prohibited from giving, and must tactfully refuse, any gift of cash, gift certificate or cash equivalents.

☐ Political Contribution to Individual ☐ Political Contribution to Entity ☐ Other Political Contribution
(Please detail “Other”)
Employee Name:
Date Given/Received:

1. Is the person receiving or giving the gift/entertainment a customer?

☐NO	☐ YES (Provide Account Info.)

Client Name:		Account Number:

Government Position:		Individual Name:

2. [1]Is the gift to a non-US or US public official (elected official, any government employee, etc.)?
☐ NO	☐ YES
3. Is the gift to a union or union representative?
☐ NO	☐ YES
4. Gift/Entertainment Description:

5. Gift/Entertainment Value ($):

6. Political Organization: detail all that apply (e.g., Political Party, Action Committee, Union, etc.)

Detail:

7. Information regarding Current Office or Detail of Office/Candidate which Running for, City, and State:

Detail:
8. Are you eligible to vote for this candidate?
☐ NO	☐ YES
9. Have you made a contribution to the organization/individual within the past two years?
☐ NO	☐ YES
10. If political merchandise has been purchased, please disclose and detail item and value

Item: Item Value ($):

Employee Signature: Date:

Compliance Approval: Date:

1. Gift to elected officials or any government employee are considered Political Contributions. SEC Rule 206(4)-5 commonly referred to as “Pay to Play” prohibits an Investment Adviser from the donation of money or other things of value to a political candidate, or party by a company or an individual in return for favorable considerations on current or future government contracts. Popular employees are prohibited from making political or other contributions with the intent of obtaining investment advisory business from a government or quasi-government agency. Improper payments prohibited by this policy includes gifts and entertainment, favors, services, donations, loans or any other payment made or offered to obtain an undue business advantage.

App. 7 – 6

APPENDIX 10

POPULAR ASSET MANAGEMENT

INVESTMENT ADVISER OUTSIDE BUSINESS ACTIVITY APPROVAL

Both FINRA and the SEC require that “No registered person may be an employee, independent contractor, sole proprietor, officer, director or partner of another person, or be compensated, or have the reasonable expectation of compensation, from any other person as a result of any business activity outside the scope of the relationship with his or her member firm, unless he or she has provided prior written notice to their firm.” PAM’s policies require that you receive prior approval before engaging in any outside business activity (OBA).

Please provide the following information for every outside business activity that you are engaged in. If there is no OBA to report please provide your name, check the corresponding box, and sign as Advisory Representative along with corresponding date. Passive investments are excluded. Reminder: If you hold an interest in a corporation, partnership or LLC outside of PAM, that must be disclosed here. Registration as a Broker-dealer Representative with Popular Securities or as an Investment Advisor Representative at a firm other than PAM also requires disclosure. Additionally, serving on a Board or being appointed as an Agent with an insurance company would also be considered. If you are unsure whether an activity requires disclosure, contact PAM’s CCO.

Name of Access Person:

Name of Business:

Investment Related: ☐ Yes ☐ No

Publicly Traded: ☐ Yes ☐ No

Do you expect to receive material non-public information regarding entity:

☐ Yes ☐ No

Are you aware of any adverse or any conflict of interest between entity and PAM:

☐ Yes ☐ No

Date Activity Began:

Business Address

Your Position/Title:

Anticipated Hours per Month:

Method of Compensation, if any:

Advisory Representative Signature: Date:

CCO Approval: Date:

Any restrictions placed on activity:

App. 7 – 7